                                Registration No.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SOURCE SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                   36-2690960
  (State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

                           5580 LBJ Freeway, Suite 300
                                Dallas, TX 75240
              -----------------------------------------------------
               (Address of principal executive offices) (Zip code)

                           SOURCE SERVICES CORPORATION
                401(k) AND PROFIT SHARING RETIREMENT SAVINGS PLAN
              ---------------------------------------------------
                            (Full title of the plan)

                                   D. Les Ward
                      President and Chief Executive Officer
                           Source Services Corporation
                           5580 LBJ Freeway, Suite 300
                                Dallas, TX 75240
                    -----------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: (972) 385-3002

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                               CALCULATION OF REGISTRATION FEE

================================================================================================
Title of                               Proposed maximum   Proposed maximum
securities to be    Amount to be        offering price        aggregate           Amount of
registered(1)        registered          per share(2)     offering price(2)    registration fee

------------------------------------------------------------------------------------------------
Common Stock Par     3,576,130           $21.21875          $75,881,008.44        $22,384.90
Value $0.02
================================================================================================

                      ------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        Source Services Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's latest report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 29, 1996.

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (d) The description of the Company's preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

----------
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable number of interests to be offered or sold pursuant to the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the common stock of Source Services Corporation on December 8, 1997, as reported on the National Association of Securities Dealers Automated Quotations System.

        All documents subsequently filed by the Company or the Source Services Corporation 401(k) and Profit Sharing Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Inapplicable.

Item 5. Interests of Named Experts and Counsel

        Inapplicable.

Item 6. Indemnification of Directors and Officers

        Article XIII of the Company's Restated Certificate of Incorporation, and
Article VI of the Company's Amended and Restated Bylaws, provide that the Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity that the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or acted in good faith and in what was reasonably believed to be a lawful manner and in the Company's best interest. The affirmative vote of the holders of two-thirds or more of the outstanding voting stock of the Company will be required to amend this provision. The Company has entered into indemnity agreements with each of its directors and officers. These agreements may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors' liability insurance if available on reasonable terms.

        In addition, Article XII of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(iv) for any transaction from which the director derives an improper personal benefit.

        Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

        The Company has obtained a directors' and officers' liability insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index. No opinion of counsel as to the legality of shares being registered is required, because no original issuance securities will be issued pursuant to the Plan. The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings

        (a)    Rule 415 Offering

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for acceleration of effective date or filing of registration statement on Form S-8

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 11, 1997.



                                  SOURCE SERVICES CORPORATION



                                  By: /s/ D. Les Ward
                                      ------------------------------------------
                                      D. Les Ward, President and Chief Executive
                                      Officer

                                POWER OF ATTORNEY

        The officers and directors of Source Services Corporation whose signatures appear below, hereby constitute and appoint D. Les Ward and Richard
M. Dupont, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 11, 1997


Signature                                          Title
-------------------------------------------        ---------------------------------------------
/s/ D. Les Ward
-------------------------------------------
D. Les Ward                                        Chief Executive Officer, President and
                                                   Director (Principal Executive Officer)

/s/ Richard M. Dupont
-------------------------------------------
Richard M. Dupont                                  Vice President, Chief Financial Officer and
                                                   Secretary (Principal Financial and
                                                   Accounting Officer)

/s/ John N. Allred
-------------------------------------------
John N. Allred                                     Director


/s/ Adrian Alter
-------------------------------------------
Adrian Alter                                       Director


/s/ Paul M. Bass, Jr.
-------------------------------------------
Paul M. Bass, Jr.                                  Director


/s/ Wayne D. Emigh
-------------------------------------------
Wayne D. Emigh                                     Director


/s/ John G. Sifonis
-------------------------------------------
John G. Sifonis                                    Director


/s/ Karl A. Vogeler
-------------------------------------------
Karl A. Vogeler                                    Director

                                   SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 11, 1997.



                                SOURCE SERVICES CORPORATION 401(k) AND PROFIT SHARING RETIREMENT SAVINGS PLAN



                                By:  /s/ D. Les Ward
                                    -------------------------------------------
                                      D. Les Ward, President and
                                      Chief Executive Officer of Source Services
                                      Corporation, Administrator of the Plan

                                  EXHIBIT INDEX


4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, File Number 333-4691 (the "IPO Registration Statement")

4.2 Amended and Restated By-laws of the Company are incorporated by reference to Exhibit 3.2 to the IPO Registration Statement

23.1    Consent of Counsel

23.2    Consent of Price Waterhouse LLP

24 Power of Attorney (included in signature pages to this registration statement).